Exhibit 10.13

OFFICE LEASE

THIS OFFICE LEASE (this “Lease”) is made this 10th day of November, 2020, by and between RMCIT LLC, a Colorado limited liability company (“Landlord”), and Lightning Systems Inc., a Delaware Corporation, doing business as LIGHTNING eMOTORS (“Tenant”). This Lease shall be treated as a supplement to the lease dated November 22, 2019 (the “Original Lease”), except that where there is any conflict or difference in the terms of this Lease and the Original Lease, the terms of this Lease shall govern.

ARTICLE 1 - LEASE OF PREMISES

Section 1.01. Basic Lease Provisions and Definitions.

(a)	Leased Premises (shown outlined on Exhibit A attached hereto): Approximately 107,773 square feet of Building B (the “Building”) of the Development.

(b)	Intentionally omitted.

(c)

Development: Rocky Mountain Center for Innovation & Technology, Loveland, Colorado, an approximate 811,000 square foot mixed use center. The total square footage of Building B is approximately 129,232. The kitchen, cafeteria, workout rooms and locker rooms may be used by Tenant, but not exclusively and shall not be included in the leased area.

(d)

Minimum Annual Rent: Minimum Annual Rent during the Initial Lease Term shall be $11.50 per square foot. The Minimum Annual Rent is considered to be a modified gross rent including the base lease amount along with prorated operating expenses, the prorated share of property tax and property insurance as well as base utility consumption (heating and cooling).

(e)

Annual Rental Escalations: Minimum Annual Rent shall increase 3% each year of the Lease Term over the Minimum Annual Rent of the immediately prior year effective December first each year, and calculated in accordance with the below chart, reflecting the rate and applicable square footage to which the rate applies.

Lease Terms	Rate	SQFT	Monthly	Total
11/1/2020 to 2/28/2021	$—	107,773		$—
3/1/21 to 11/30/21	$11.50	107,773	103,282	$929,542
12/1/21 to 11/30/22	$11.85	107,773	106,381	$1,276,571
12/1/22 to 11/30/23	$12.20	107,773	109,572	$1,314,868
12/1/23 to 11/30/24	$12.57	107,773	112,860	$1,354,314
12/1/24 to 11/30/25	$12.94	107,773	116,245	$1,394,944
12/1/25 to 2/28/27	$13.33	107,773	119,733	$1,795,990

(f)

Commencement Date: The Commencement Date shall be November 1, 2020. Landlord agrees to allow Tenant access to the Leased Premises to begin approved renovation and building improvements upon the execution of this Lease. Tenant also agrees to provide Landlord with proof of all required insurance policies as stated in this lease agreement prior to the start of any renovations or improvements. By executing this lease agreement Tenant agrees that all other contractual and legal requirements as stated in this Lease become effective immediately during the early move in period (other than the obligation to pay rent).

(g)	Initial Lease Term: Seventy Six (76) months, ending February 28, 2027.

(h)	Extension of original leased premises: The original leased premises shall be extended through February 28, 2027 per the schedule below:

Building A Lease Extention Schedule
Lease Terms	Rate	SQFT	Monthly	Total
12/1/2024 to 11/30/2025	$12.67	124,006	$130,929.67	$1,571,156.02
12/1/2025 to 2/28/2027	$13.05	124,006	$134,856.53	$2,022,847.88

(i)	Security Deposit: Landlord holds an additional Security Deposit of $100,000.

(j)	Broker(s): Lessee is represented by Jones Lang LaSalle Brokerage Inc.

(k)	Permitted Use: General office, light manufacturing and lawfully related purposes.

(l)	Address for notices and payments are as follows:

Landlord:	RMCIT LLC Attn.: Dan Kamrath 815 14th Street SW Loveland, CO 80537

Tenant:	Lightning Systems Attn: Carol Murin 815 14th Street SW Loveland, CO 80537

(m)	Guarantor(s): None

(n)

Option to Renew: Tenant shall have the Option to Renew for two (2) additional five (5) year periods (“Renewal Period”) with not less than nine (9) months or more than twelve (12) months prior written notice to the end of the Term. The rent for the option periods shall be at the then Fair Market Value for comparable space in the area. In the event that Tenant and Landlord cannot agree on Fair Market Value, Tenant shall have the option to rescind its Option to Renew and vacate the Premises according to the terms of the Lease or exercise an extension based on the lessor of a) a 3% annual increase in the then current base rent or b) the average lease rate for other tenants on the property.

EXHIBITS:

Exhibit A - Leased Premises

Exhibit B - Tenant Improvements

Exhibit C - Rules and Regulations

Section 1.02. Lease of Premises. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the Leased Premises, under the terms and conditions herein, together with a non-exclusive right, in common with others, to use the following (collectively, the “Common Areas”): the areas of the Development and the underlying land and improvements thereto that are designed for use in common by all tenants and their respective employees, agents, customers, invitees and others.

ARTICLE 2 - TERM AND POSSESSION

Section 2.01. Term.

(a) The Commencement Date, Initial Lease Term and Renewal Term shall be as set forth in Sections 1.01

Section 2.02. Construction of Tenant Improvements. Tenant shall be responsible to construct and install all leasehold improvements to the Leased Premises (collectively, the “Tenant Improvements”) in accordance with Exhibit B attached hereto and made a part hereof.

Section 2.03. Surrender of the Premises. Upon the expiration or earlier termination of this Lease, Tenant shall, at its sole cost and expense, promptly (a) surrender the Leased Premises to Landlord in good order, condition and repair subject only to condemnation or casualty, (b) remove from the Leased Premises (i) Tenant’s Property (as defined in Section 8.01 below), (ii) any alterations required to be removed pursuant to Section 7.03 below, and (c) repair any damage caused by any such removal and restore the Leased Premises to the condition existing upon the Commencement Date, reasonable wear and tear excepted. All of Tenant’s Property that is not removed within twenty (20) days following Landlord’s written demand therefor shall be conclusively deemed to have been abandoned and Landlord shall be entitled to dispose of such property without incurring any liability to Tenant. This Section 2.03 shall survive the expiration or any earlier termination of this Lease.

Section 2.04. Holding Over. If Tenant retains possession of the Leased Premises after the expiration or earlier termination of this Lease, Tenant shall be a tenant at sufferance at one hundred fifty percent (150%) of the Monthly Rental Installments and Annual Rental Adjustment (as hereinafter defined) for the Leased Premises in effect upon the date of such expiration or earlier termination, and otherwise upon the terms, covenants and conditions herein specified, so far as applicable. Acceptance by Landlord of rent after such expiration or earlier termination shall not result in a renewal of this Lease. In the event a month-to-month tenancy is created by operation of law, either party shall have the right to terminate such month-to-month tenancy upon thirty (30) days’ prior written notice to the other, whether or not said notice is given on the rent paying date. This Section 2.04 shall in no way constitute a consent by Landlord to any holding over by Tenant upon the expiration or earlier termination of this Lease, nor limit Landlord’s remedies in such event.

ARTICLE 3 - RENT

Section 3.01. Minimum Annual Rent.

(a) Tenant shall pay to Landlord the Minimum Annual Rent in Monthly Rental Installments in advance, without demand, deduction or offset (except as set forth in subsection 3.01(b) below), unless expressly provided in this Lease, beginning March 1, 2021. Tenant shall have possession of the entire Leased Premises on the Commencement Date. Payment is due on or before the first day of each and every calendar month thereafter during the Lease Term.

(b) Tenant Improvement Allowance shall be paid by Landlord to Tenant within 10 days of successful completion of Agreed Tenant Improvements and evidence of expenditure. Tenant Improvement will include remediation of all asbestos currently existing in Bldg B within this allowance (in leased area only). Upon agreement of both Parties, Tenant Improvement Allowance may be broken into several phases and paid at the completion of each phase. If documented, completed and undisputed Tenant Improvement Allowance isn’t paid within thirty (30) days of when due, Tenant can deduct from rent payments.

(c) The Monthly Rental Installments for partial calendar months shall be prorated.

(d) Tenant shall be responsible for delivering the Monthly Rental Installments to the payment address set forth in Section 1.01(1) above in accordance with this Section 3.01. Upon Mutual consent, Landlord agrees to accept electronic payments (via ACH) of Monthly Rental Installments by Tenant. Bank and routing information for electronic payment is:

Bank of Colorado

ACH Routing 107002448

Account Name: RMCIT LLC

Account Number: 7201186505

Section 3.02. Annual Rental Adjustment Definitions.

(a) “Annual Rental Adjustment” Operating expenses, property insurance and property taxes are included in the modified gross rent of the lease in addition to utilities (including heating, cooling,). Any changes in operating expense during the term of the lease shall not be an additional expense or cost to Tenant or change the rent schedule in Section 1.01(e).

Section 3.03. Payment of Additional Rent.

(a) Any amount required to be paid by Tenant hereunder (in addition to Minimum Annual Rent) and any charges or expenses incurred by Landlord on behalf of Tenant under the terms of this Lease shall be considered “Additional Rent” payable net 30 days to Landlord.

Section 3.04. Late Charges. Tenant acknowledges that Landlord shall incur certain additional unanticipated administrative and legal costs and expenses if Tenant fails to pay timely any payment required hereunder. Therefore, in addition to the other remedies available to Landlord hereunder, if any payment required to be paid by Tenant to Landlord hereunder shall become overdue more than 5 days, such late payment shall be subject to a late fee equal to five percent (5%) of the amount then due. Any sums due longer than 30 days shall bear interest from the due date thereof to the date of payment at the prime rate of interest, as reported in the Wall Street Journal (the “Prime Rate”) plus six percent (6%) per annum.

ARTICLE 4 - SECURITY DEPOSIT

Tenant will pay $100,000 on March lst, 2021 to Landlord as Security Deposit to be held by Landlord, as security for the payment and performance by Tenant of all obligations imposed on Tenant hereunder, in an account the proceeds of which may be commingled by Landlord with any other account or proceeds. If Tenant shall perform all such obligations, the Security Deposit shall be refunded to Tenant, without interest, within forty-five (45) days following the end of the Term. If Tenant shall default in any such obligation, Landlord shall be entitled to apply all or any portion of the Security Deposit, pro tanto, to cure any such default, and Tenant shall replenish the Security Deposit to the full amount within ten (10) days after receipt of a written notice from Landlord which sets forth the amount to be replenished. If the Security Deposit is not fully restored, it shall constitute an immediate Event of Default under the terms of this Lease (without need of notice or the expiration of any cure period), and Landlord shall have the benefit of all remedies permitted pursuant to the terms of this Lease.

ARTICLE 5 - OCCUPANCY AND USE

Section 5.01. Use. Tenant shall use the Leased Premises for the Permitted Use and for other commercial purposes with the prior written consent of Landlord.

Section 5.02. Covenants of Tenant Regarding Use.

(a) Tenant shall (i) use and maintain the Leased Premises and conduct its business thereon in a safe, reputable and lawful manner, (ii) comply with all covenants that encumber the Development and which have been disclosed to Tenant in writing prior to the date hereof, and all applicable laws, rules, regulations, orders, ordinances, directions and requirements of any governmental authority or agency, now in force or which may hereafter be in force in connection with Tenant’s manner of use of the Leased Premises, including, without limitation, those which shall impose upon Landlord or Tenant any duty with respect to or triggered by a change in the use or occupation of, or any improvement or alteration to, the Leased Premises, provided, however that Tenant shall not be responsible for making any alterations outside of the Leased Premises unless those alterations are trigged by Tenant’s specific use of the Leased Premises (as opposed to occupancy in general) or Tenant’s alterations to the Leased Premises, and (iii) as long as they are not inconsistent with the terms of this Lease, comply with and obey all Building Rules and Regulations attached hereto as Exhibit C and made a part hereof, as may be reasonably modified from time to time by Landlord on reasonable notice to Tenant, so long as such modification does not affect or impair Tenant’s rights under the Lease, and are applicable to all tenants in the Building.

(b) Tenant shall not do or permit anything to be done in or about the Leased Premises that will in any way cause a nuisance, obstruction or interference with the rights of other tenants or occupants of the Building. Landlord shall not be responsible to Tenant for the non-performance by any other tenant or occupant of the Building of any of Landlord’s directions, rules and regulations, and agrees that any enforcement thereof shall be completed uniformly. Tenant shall not use the Leased Premises, nor allow the Leased Premises to be used, for any purpose or in any manner that would (i) invalidate any policy of insurance now or hereafter carried by Landlord on the Building and Development, or (ii) increase the rate of premiums payable on any such insurance policy unless Tenant reimburses Landlord for any documented increase in premium charged.

(c) Tenant shall comply with any use restrictions or declarations of restrictive covenants affecting the Premises which are of record in the real estate records in the county in which the Premises are located, including but not limited to that certain Environmental Covenant dated as of February 11, 2011 recorded as Reception Number 20110010350 in Larimer County, Colorado on February 11, 2011 (the “Covenant”), attached hereto as Schedule 1 and incorporated herein by reference. Landlord and Tenant acknowledge and agree that, (i) the Lease and Tenant’s use and occupancy of the Premises shall be subject to all the terms and provisions of the Covenant; (ii) the terms and provisions of the Covenant shall be incorporated herein as part of the Lease; and (iii) Tenant shall be obligated to comply with all of the terms and provisions of the Covenant to the extent applicable.

Section 5.03. Landlord’s Rights Regarding Use. Without limiting any of Landlord’s rights specified elsewhere in this Lease (a) Landlord shall have the right at any time, with at least five (5) days advance written notice to Tenant, to control, change or otherwise alter the Common Areas in such manner as it deems necessary or proper, and (b) Landlord, its agents, employees and contractors and any mortgagee of the Development shall have the right to enter any part of the Leased Premises at reasonable times upon reasonable notice (except in the event of an emergency where no notice shall be required), subject to the safety and access regulations of Tenant, for the purposes of examining or inspecting the same to confirm Tenant’s compliance with this Lease, or, within six months of the expiry of the Term to show the Premises to prospective purchasers, mortgagees or tenants, and making such repairs, alterations or improvements to the Leased Premises or the Building as Landlord may deem necessary or desirable as permitted herein, for the safety, protection or preservation of the Leased Premises, the Building or the Development, or as may be necessary or desirable in the operation or improvement of the Building and/or the Development, or in order to comply with all laws, orders and requirements of governmental or other authority; provided, however, that Landlord shall use commercially reasonable efforts to perform the foregoing in a manner so as not to unreasonably interfere with Tenant’s business operations. Landlord shall not be liable to Tenant as a result from any entry on the premises in accordance with this Section 5.03, nor shall such entry constitute an eviction of Tenant or a termination of this Lease, or entitle Tenant to any abatement of rent therefor.

ARTICLE 6 - UTILITIES AND OTHER BUILDING SERVICES

Section 6.01. Utilities to be Provided. The following utilities and other services to the extent reasonably necessary for Tenant’s use of the Leased Premises for the Permitted Use, are made available to Tenant; however, Tenant shall be responsible for the cost of all electric utilities (not including HVAC) corresponding to its exclusively used Premises and shall contract for payment directly to the electric utility companies serving the Premises when possible. Tenant shall secure separate metering for the Leased Premises, and shall be responsible for the monthly charges for its use. If separate service is not available, Tenant shall reimburse Landlord monthly for any utility usage cost associated with ongoing service to/for the Premises, as the same is reasonably determined by Landlord. Landlord shall reimburse Tenant monthly for any utility usage cost associated with ongoing service to/for the Premises for the Common Space, as is reasonably mutually agreed to. Tenant will be responsible for the cost of such submeters if not paid for by the utility company. Tenant shall be responsible for any and all connection fees relating to utilities. (Note: the basic utility consumption for heating and cooling is included in the base lease amount for this modified gross lease;

Section 6.02. Building Services. Provided Tenant is not in material default beyond any grace period, the following Building Services will be provided as a part of this Lease:

(a)	Water in the Common Areas of the Building and Leased Premises for lavatory and drinking purposes;

(b)	Intentionally omitted

(c)	Tenant shall be responsible for janitorial service within the Leased Premises;

(d)	Exterior washing of windows at least every 120 days, or as determined by the Landlord, in its sole and absolute discretion;

(e)	Intentionally omitted.

(f)

Maintenance of the Common Areas of the Development, including the removal of rubbish, ice and snow in the parking areas of the Development, maintenance of the trees, shrubs, ground cover, sidewalks, and pavement;

(g)	High-speed internet access/data service. (Note: Tenant will be responsible for connection and monthly provider fees as these fees and services are not included in the gross rent amount)

(h)	Common area exercise room. Landlord agrees to make available a common exercise room in Building B.

(i)	Common cafeteria. Landlord agrees to make available a common cafeteria to all tenants.

(j)

Common areas and areas under the control of the Landlord that are kept reasonably clean, sanitary, and free from all accumulations of debris, filth, rubbish, and garbage and that have appropriate extermination in response to the infestation of rodents or vermin;

(k)	Locks on all exterior doors and locks or security devices on windows designed to be opened that are maintained in good working order; and

(l)	Common areas and areas under the control of the Landlord shall be in compliance with all applicable building and health codes applicable to the Premises.

(m)

Landlord will manage the HVAC system at the site level and allow Tenant to use and manage the HVAC system at the building level. Both Parties will seek to optimize use and efficiencies of the systems. In the case of any dispute regarding this Section 6.02 (m) that is not is not resolved to the satisfaction of the Tenant, the parties agree to engage a third party neutral assessor experienced in commercial HVAC services to conduct an analysis of Tenant’s use and the current standard requirements for HVAX systems for premises of similar size and use.

Section 6.03. Additional Services.

(a) If Tenant requests utilities or building services in addition to those identified above, or if Tenant uses any of the above utilities or services in frequency, scope, quality or quantity substantially greater than that which Landlord determines is normally required by other tenants in the Building, then Landlord shall use reasonable efforts to attempt to furnish Tenant with such additional utilities or services. In the event Landlord is able to and does furnish such additional utilities or services, the costs thereof (which shall be deemed to mean the actual and documented costs that Tenant would have incurred had Tenant contracted directly with the utility company or service provider) shall be borne by Tenant, who shall reimburse Landlord monthly for the same as Additional Rent.

(b) Section removed.

Section 6.04. Interruption of Services. Tenant acknowledges and agrees that any one or more of the utilities or other services identified in Sections 6.01, 6.02, or 6.03 or otherwise hereunder may be interrupted by reason of accident, emergency or other causes beyond Landlord’s control, or may be discontinued or diminished temporarily by Landlord or other persons until certain repairs, alterations or improvements can be made. Except to the extent caused by the gross negligence or willful misconduct of Landlord, its employees, contractors or agents, Landlord shall not be liable in damages or otherwise for any failure or interruption of any utility or service and no such failure or interruption shall entitle Tenant to terminate this Lease or withhold sums due hereunder, except if such interruption continues for more than five (5) consecutive days, or for two or more times of three (3) consecutive days in a 12 month period, then Rent shall abate until such service is restored.

ARTICLE 7 - REPAIRS, MAINTENANCE AND ALTERATIONS

Section 7.01. Repair and Maintenance of Building. Once the Tenant Improvements are completed, Landlord shall make all necessary repairs and replacements to the Building structure, roof, exterior walls, exterior doors, windows, air conditioning, heating, electric, and hot and cold water. Likewise, Landlord will maintain all grounds and parking areas in the Development insured and in good order and repair. The cost of such repairs, replacements and maintenance are included in the base lease rate; provided however, to the extent any such repairs, replacements or maintenance are required because of the negligence, misuse or default of Tenant, its employees, agents, contractors, customers or invitees, Landlord shall make such repairs at Tenant’s sole expense.

Section 7.02. Repair and Maintenance of Leased Premises. Tenant shall keep and maintain the Leased Premises in good condition and repair. Tenant shall be solely responsible for any repair or replacement with respect to Tenant’s Property and Tenant’s Improvements located in the Leased Premises. Nothing in this Article 7 shall obligate Landlord or Tenant to repair normal wear and tear to any paint, wall covering or carpet inside the Leased Premises.

Section 7.03. Alterations. . Tenant shall not permit alterations costing more than $25,000, or affecting the structural elements of the Building or Building systems, unless and until Landlord has approved the plans therefor in writing, which approval shall not be unreasonably withheld, conditioned or delayed. As a condition of such approval, Landlord may require Tenant to remove the alterations and restore the Leased Premises upon termination of this Lease; otherwise, all such alterations shall at Landlord’s option become a part of the realty and the property of Landlord, and shall not be removed by Tenant. Tenant shall ensure that all alterations shall be made in accordance with all applicable laws, regulations and building codes, in a good and workmanlike manner and of quality equal to or better than the original construction of the Building. No person shall be entitled to any lien derived through or under Tenant for any labor or material furnished to the Leased Premises, and nothing in this Lease shall be construed to constitute Landlord’s consent to the creation of any lien. If any lien is filed against the Leased Premises for work claimed to have been done for or material claimed to have been furnished to Tenant, Tenant shall cause such lien to be discharged of record within fifteen (15) days after receipt of notice thereof. Tenant shall indemnify Landlord from all costs, losses, expenses and attorneys’ fees in connection with any construction or alteration and any related lien. Notwithstanding anything to the contrary contained herein, Tenant shall have the right, from time to time without Landlord’s consent, but with notice to Landlord, to perform alterations that do not cost more than $25,000 and that do not affect the structural elements of the Building or the Building systems (i.e. infrastructure), provided however, Tenant shall have no obligation to provide notice to Landlord to perform alterations costing less than $25,000 which do not affect the structural elements of the Building or the Building systems. For clarification purposes, Tenant does not need Landlord’s consent or to provide notice to Landlord to paint and install wall coverings, install workstations, equipment, and/or carpet and other floor coverings, replace the existing exterior door that will become Tenant’s main office entrance. In addition, Tenant may install in the Premises its usual trade fixtures, signage (including Tenant’s corporate lettering and logo in the common area outside the Building occupied by Tenant, subject to Section 16.10). and personal property in a proper, lawful and workmanlike manner, without causing damage to the Premises, provided that no such installation shall interfere with or damage the mechanical or electrical systems or the structure of the Building. Prior to the vacation of the Premises, if applicable, or expiration or early termination of the Lease, trade fixtures and personal property installed in the Premises by Tenant shall, at Tenant’s expense, be removed from the Premises, and Tenant shall promptly repair at its own expense any damage to the Premises or Building resulting from such installation and removal.

Section 7.04. Required Improvements. Landlord, at its expense, will install and maintain a wall and secured doors in Bldg B to separate Tenant’s Premises space from the common cafeteria and exercise rooms. This wall will be completed no later than March 31sl , 2021.

ARTICLE 8 - INDEMNITY AND INSURANCE

Section 8.01. Release. All of Tenant’s trade fixtures, merchandise, inventory and all other personal property in or about the Leased Premises, the Building or the Common Areas, which is deemed to include the trade fixtures, merchandise, inventory and personal property of others located in or about the Leased Premises or Common Areas at the invitation, direction or acquiescence (express or implied) of Tenant (all of which property shall be referred to herein, collectively, as “Tenant’s Property”), shall be and remain at Tenant’s sole risk. Landlord shall not be liable to Tenant or to any other person for, and Tenant hereby releases Landlord from (a) any and all liability for theft or damage to Tenant’s Property, and (b) any and all liability for any injury to Tenant or its employees, agents, contractors, guests and invitees in or about the Leased Premises, the Building or the Common Areas, except to the extent of personal injury (but not property loss or damage) caused by the negligence or willful misconduct of Landlord, its agents, employees or contractors. Nothing contained in this Section 8.01 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.01, the provisions of Section 8.06 shall prevail. This Section 8.01 shall survive the expiration or earlier termination of this Lease.

Section 8.02. Indemnification by Tenant. Tenant shall protect, defend, indemnify and hold Landlord, its agents, employees and contractors harmless from and against any and all claims, damages, demands, penalties, costs, liabilities, losses, and expenses (including reasonable attorneys’ fees and expenses at the trial and appellate levels) to the extent (a) arising out of or relating to any negligence or willful misconduct of Tenant or Tenant’s agents, employees, contractors, customers or invitees in or about the Leased Premises. Nothing contained in this Section 8.02 shall limit (or be deemed to limit) the waivers contained in Section 8.06 below. In the event of any conflict between the provisions of Section 8.06 below and this Section 8.02, the provisions of Section 8.06 shall prevail. Nothing contained in this Section 8.02 shall be deemed to require Tenant to indemnify Landlord to any extent prohibited by law. This Section 8.02 shall survive the expiration or earlier termination of this Lease.

Section 8.03. Intentionally Omitted

Section 8.04. Tenant’s Insurance.

(a) During the Lease Term (and any period of early entry or occupancy or holding over by Tenant, if applicable), Tenant shall maintain the following types of insurance, in the amounts specified below:

(i) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Leased Premises and Tenant’s use thereof against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(ii) Property Insurance. Special Form Insurance in the amount of the full replacement cost of Tenant’s Property and betterments (including alterations or additions performed by Tenant pursuant hereto), which insurance shall include an agreed amount endorsement waiving coinsurance limitations.

(iii) Worker’s Compensation Insurance. Worker’s Compensation insurance in amounts required by applicable law.

(b) All insurance required by Tenant hereunder shall (i) be issued by one or more insurance companies reasonably acceptable to Landlord, licensed to do business in the Stale in which the Leased Premises is located and having an AM Best’s rating of A IX or better, and (ii) provide that said insurance shall not be canceled or permitted to lapse on less than thirty (30) days’ prior written notice to Landlord. In addition, Tenant’s insurance shall protect Tenant and Landlord as their interests may appear, naming Landlord, Landlord’s managing agent, and any mortgagee requested by Landlord, as additional insureds under its commercial general liability policies. On or before the Commencement Date (or the date of any earlier entry or occupancy by Tenant), and thereafter, within thirty (30) days prior to the expiration of each such policy, Tenant shall furnish Landlord with certificates of insurance in the form of ACORD 25 or ACORD 25-S (or other evidence of insurance reasonably acceptable to Landlord), evidencing all required coverages. If Tenant fails to carry such insurance and furnish Landlord with such certificates of insurance or copies of insurance policies (if applicable), Landlord may obtain such insurance on Tenant’s behalf and Tenant shall reimburse Landlord upon demand for the cost thereof as Additional Rent. Landlord reserves the right from time to time to require Tenant to obtain higher minimum amounts or different types of insurance if it becomes customary for other landlords of similar buildings in the area to require similar sized tenants in similar industries to carry insurance of such higher minimum amounts or of such different types.

Section 8.05. Landlord’s Insurance. During the Lease Term, Landlord shall maintain the following types of insurance, in the amounts specified below (the cost of which shall be included in Operating Expenses):

(a) Liability Insurance. Commercial General Liability Insurance (which insurance shall not exclude blanket, contractual liability, broad form property damage, personal injury, or fire damage coverage) covering the Common Areas against claims for bodily injury or death and property damage, which insurance shall provide coverage on an occurrence basis with a per occurrence limit of not less than $3,000,000, for each policy year, which limit may be satisfied by any combination of primary and excess or umbrella per occurrence policies.

(b) Property Insurance. Special Form Insurance (which insurance may include flood or earthquake if Landlord determines such coverage to be prudent) in the amount of not less than $40,000,000, but excluding Tenant’s Property and any other items required to be insured by Tenant pursuant to Section 8.04 above.

(c) Self-Insurance by Landlord. This section is removed. Landlord is not self-insured.

Section 8.06. Waiver of Subrogation. Notwithstanding anything contained in this Lease to the contrary, Landlord and Tenant hereby waive any rights each may have against the other on account of any loss of or damage to their respective property, the Leased Premises, its contents, or other portions of the Building or Common Areas arising from any risk which is required to be insured against by Sections 8.04(a)(ii) and 8.05(b) above, and/or which is actually insured against under insurance actually carried by either party (even if not so required). The special form coverage insurance policies maintained by Landlord and Tenant as provided in this Lease shall include an endorsement containing an express waiver of any rights of subrogation by the insurance company against Landlord and Tenant, as applicable.

ARTICLE 9 - CASUALTY

In the event of total or partial destruction of the Building or the Leased Premises by fire or other casualty, Landlord agrees promptly to restore and repair same; provided, however, Landlord’s obligation hereunder with respect to the Leased Premises shall be limited to the reconstruction of such of the leasehold improvements as were originally required to be made by Landlord pursuant to Section 2.02 above, if any. Rent shall proportionately abate during the time that the Leased Premises or part thereof are unusable because of any such damage. Notwithstanding the foregoing, if the Leased Premises are (a) so destroyed that they cannot be repaired or rebuilt within one hundred eighty (180) days from the casualty date; or (b) destroyed by a casualty that is not covered by the insurance required hereunder or, if covered, such insurance proceeds are not released by any mortgagee entitled thereto; then, in case of a clause (a) casualty, either Landlord or Tenant may, or, in the case of a clause (b) casualty, then Landlord may, upon thirty (30) days’ written notice to the other party, terminate this Lease with respect to matters thereafter accruing. Tenant waives any right under applicable laws inconsistent with the terms of this paragraph.

ARTICLE 10 - EMINENT DOMAIN

If all or any substantial part of the Building is to be acquired by the exercise of eminent domain, Landlord may terminate this Lease by giving written notice to Tenant on or before the date possession thereof is so taken. If all or any part of the Leased Premises or access to the Leased Premises shall be acquired by the exercise of eminent domain so that the Leased Premises shall become impractical for Tenant to use for the Permitted Use, Tenant may terminate this Lease by giving written notice to Landlord as of the date possession thereof is so taken. If neither party terminates as provided herein, all rent due hereunder shall be adjusted based upon the amount of the Leased Premises taken. All damages awarded shall belong to Landlord; provided, however, that Tenant may claim dislocation damages if such amount is not subtracted from Landlord’s award.

ARTICLE 11 - ASSIGNMENT AND SUBLEASE

Section 11.01. Assignment and Sublease.

(a) Except as otherwise set forth below, Tenant shall not assign this Lease or sublet the Leased Premises in whole or in part without Landlord’s prior written consent. In the event of any permitted assignment or subletting, Tenant shall remain primarily liable hereunder. The acceptance of rent from any other person shall not be deemed to be a waiver of any of the provisions of this Lease or to be a consent to the assignment of this Lease or the subletting of the Leased Premises. Any assignment or sublease consented to by Landlord shall not relieve Tenant (or its assignee) from obtaining Landlord’s consent to any subsequent assignment or sublease.

(b) If Tenant shall make any assignment or sublease, with Landlord’s consent, for a rental in excess of the rent payable under this Lease, Tenant shall pay to Landlord fifty percent (50%) of any such excess rental upon receipt. Tenant agrees to pay Landlord $500.00 upon demand by Landlord for reasonable accounting and attorneys’ fees incurred in conjunction with the processing and documentation of any requested assignment, subletting or any other hypothecation of this Lease or Tenant’s interest in and to the Leased Premises as consideration for Landlord’s consent.

Section 11.02. Permitted Transfer, Notwithstanding anything to the contrary contained in Section 11.01 above, Tenant shall have the right, without Landlord’s consent, to (a) sublet all or part of the Leased Premises to any related corporation or other entity which controls Tenant, is controlled by Tenant or is under common control with Tenant; (b) assign all or any part of this Lease to any related corporation or other entity which controls Tenant, is controlled by Tenant, or is under common control with Tenant, or to a successor entity into which or with which Tenant is merged or consolidated or which acquires substantially all of Tenant’s assets or property; or (c) effectuate any public offering of Tenant’s stock on the New York Stock Exchange or in the NASDAQ over the counter market, provided that in the event of a transfer, such successor entity assumes all of the obligations and liabilities of Tenant (any such entity hereinafter referred to as a “Permitted Transferee”). Tenant shall give notice of such permitted transfer prior to or promptly after such transfer. For the purpose of this Article 11 “control” shall mean ownership of not less than fifty percent (50%) of all voting stock or legal and equitable interest in such corporation or entity. Any such transfer shall not relieve Tenant of its obligations under this Lease. Nothing in this paragraph is intended to nor shall permit Tenant to transfer its interest under this Lease as part of a fraud or subterfuge to intentionally avoid its obligations under this Lease (for example, transferring its interest to a shell corporation that subsequently files a bankruptcy), and any such transfer shall constitute a Default hereunder. Any change in control of Tenant resulting from a merger, consolidation, or a transfer of partnership or membership interests, a stock transfer, or any sale of substantially all of the assets of Tenant that do not meet the requirements of this Section 11.02 shall be deemed an assignment or transfer that requires Landlord’s prior written consent pursuant to Section 11.01 above. Notwithstanding anything to the contrary contained herein, Landlord acknowledges and agrees that Tenant may effectuate any public offering of Tenant’s stock on the New York Stock Exchange or the NASDAQ over the counter market, and any such public offering and or subsequent transfers of stock as a result thereof shall not constitute an assignment or sublease or other transfer requiring Landlord’s consent hereunder.

ARTICLE 12 - TRANSFERS BY LANDLORD

Section 12.01. Sale of the Building. Landlord shall have the right to sell the Building at any time during the Lease Term, subject only to the rights of Tenant hereunder; and such sale shall operate to release Landlord from liability hereunder after the date of such conveyance.

Section 12.02. Estoppel Certificate. Within ten (10) business days following receipt of a written request from either party, the other party shall execute and deliver to the requesting party, without cost to the requesting party, an estoppel certificate in such form as the requesting party may reasonably request certifying (a) that this Lease is in full force and effect and unmodified or stating the nature of any modification, (b) the date to which rent has been paid, (c) that there are not, to such party’s knowledge, any uncured defaults or specifying such defaults if any are claimed, and (d) any other matters or state of facts reasonably required respecting the Lease. Such estoppel may be relied upon by and by any purchaser or mortgagee of the Building and assignee, subtenant, purchaser or lender of tenant.

Section 12.03. Subordination. Landlord shall have the right to subordinate this Lease to any mortgage, deed to secure debt, deed of trust or other instrument in the nature thereof, and any amendments or modifications thereto (collectively, a “Mortgage”) presently existing or so long as such mortgagee executes a Non-Disturbance Agreement in a commercially reasonable form. Within ten (10) business days following receipt of a written request from Landlord, Tenant shall execute and deliver to Landlord, without cost, any instrument that Landlord deems reasonably necessary or desirable to confirm the subordination of this Lease so long as such instrument is reasonably acceptable to Tenant. Tenant will be provided an SNDA from any future lender.

ARTICLE 13 - DEFAULT AND REMEDY

Section 13.01. Default. The occurrence of any of the following shall be a “Default”:

(a) Tenant fails to pay any Monthly Rental Installments or Additional Rent within five (5) days after the same is due and such failure continues for five (5) days after Tenant receives written notice thereof from Landlord; provided, however, that Landlord shall not be required to give notice of such monetary default more than two (2) times during any calendar year.

(b) Tenant fails to perform or observe any other term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Landlord; provided, however, that if the nature of Tenant’s default is such that more than thirty (30) days are reasonably required to cure, then such default shall be deemed to have been cured if Tenant commences such performance within said thirty (30) day period and thereafter diligently completes the required action within a reasonable time.

(c) Intentionally Deleted.

(d) Intentionally Deleted.

(e) All or substantially all of Tenant’s assets in the Leased Premises or Tenant’s interest in this Lease are attached or levied under execution (and Tenant does not discharge the same within sixty (60) days thereafter); a petition in bankruptcy, insolvency or for reorganization or arrangement is filed by or against Tenant (and Tenant fails to secure a stay or discharge thereof within sixty (60) days thereafter); Tenant is insolvent and unable to pay its debts as they become due; Tenant makes a general assignment for the benefit of creditors; Tenant takes the benefit of any insolvency action or law; the appointment of a receiver or trustee in bankruptcy for Tenant or its assets if such receivership has not been vacated or set aside within thirty (30) days thereafter; or, dissolution or other termination of Tenant’s corporate charter if Tenant is a corporation.

Section 13.02. Remedies. Upon the occurrence of any Default, Landlord shall have the following rights and remedies, in addition to those stated elsewhere in this Lease and those allowed by law or in equity, any one or more of which may be exercised without further notice to Tenant:

(a) Landlord may re-enter the Leased Premises and cure any Default of Tenant, and Tenant shall reimburse Landlord as Additional Rent upon written demand for any costs and expenses which Landlord thereby incurs; and Landlord shall not be liable to Tenant for any loss or damage which Tenant may sustain by reason of Landlord’s action, unless caused by Landlord willful misconduct or gross negligence.

(b) Without terminating this Lease, Landlord may terminate Tenant’s right to possession of the Leased Premises, and thereafter, neither Tenant nor any person claiming under or through Tenant’shall be entitled to possession of the Leased Premises, and Tenant shall immediately surrender the Leased Premises to Landlord, and Landlord may re-enter the Leased Premises and dispossess Tenant and any other occupants of the Leased Premises by any lawful means and may remove their effects, without prejudice to any other remedy that Landlord may have. Upon termination of possession, re-let all or any part thereof for a term different from that which would otherwise have constituted the balance of the Lease Term and for rent and on terms and conditions different from those contained herein, whereupon Tenant shall be immediately obligated to pay to Landlord an amount equal to the present value (discounted at the Prime Rate) of the difference between the rent provided for herein and that provided for in any lease covering a subsequent re-letting of the Leased Premises, for the period which would otherwise have constituted the balance of the Lease Term (the “Accelerated Rent”). Upon termination of possession, Tenant shall be obligated to pay to Landlord (A) the Accelerated Rent, (B) all loss or damage that Landlord may sustain by reason of Tenant’s Default (“Default Damages”), which shall include, without limitation, expenses of preparing the Leased Premises for re-letting, demolition, repairs, tenant finish improvements, brokers’ commissions and attorneys’ fees, and (C) all unpaid Minimum Annual Rent and Additional Rent that accrued prior to the date of termination of possession, plus any interest and late fees due hereunder (the “Prior Obligations”).

(c) Landlord may terminate this Lease and declare the Accelerated Rent to be immediately due and payable, whereupon Tenant shall be obligated to pay to Landlord (i) the Accelerated Rent; (ii) all of Landlord’s Default Damages, and (iii) all Prior Obligations. It is expressly agreed and understood that all of Tenant’s liabilities and obligations set forth in this subsection (c) shall survive termination.

(d) Landlord and Tenant acknowledge and agree that the payment of the Accelerated Rent as set above shall not be deemed a penalty, but merely shall constitute payment of liquidated damages, it being understood that actual damages to Landlord are extremely difficult, if not impossible, to ascertain. Neither the filing of a dispossessory proceeding nor an eviction of personality in the Leased Premises shall be deemed to terminate the Lease.

(e) Landlord may sue for injunctive relief or to recover damages for any loss resulting from the Default.

Section 13.03. Landlord’s Default and Tenant’s Remedies. Landlord shall be in default if it fails to perform any term, condition, covenant or obligation required under this Lease for a period of thirty (30) days after written notice thereof from Tenant to Landlord; provided, however, that if the term, condition, covenant or obligation to be performed by Landlord is such that it cannot reasonably be performed within thirty (30) days, such default shall be deemed to have been cured if Landlord commences such performance within said thirty-day period and thereafter diligently undertakes to complete the same. In the event Landlord fails to cure any Landlord breach within a reasonable period of time, then Tenant shall have the right, but not the obligation, to perform such obligation on Landlord’s behalf. Upon the occurrence of any such default, Tenant may sue for injunctive relief or to recover damages for any loss directly resulting from the breach, but Tenant shall not be entitled to terminate this Lease. If any action is taken by Tenant pursuant to this paragraph, then Tenant may offset from rent coming due any reasonable and documented costs and expenses in taking such action.

Section 13. 04. Limitation of Landlord’s Liability. If Landlord shall fail to perform any term, condition, covenant or obligation required to be performed by it under this Lease and if Tenant shall, as a consequence thereof, recover a money judgment against Landlord, Tenant agrees that it shall look solely to Landlord’s right, title and interest in and to the Building for the collection of such judgment; and Tenant further agrees that no other assets of Landlord shall be subject to levy, execution or other process for the satisfaction of Tenant’s judgment.

Section 13.05. Nonwaiver of Defaults. Neither party’s failure or delay in exercising any of its rights or remedies or other provisions of this Lease shall constitute a waiver thereof or affect its right thereafter to exercise or enforce such right or remedy or other provision. No waiver of any default shall be deemed to be a waiver of any other default. Landlord’s acceptance of rent, with or without knowledge of any breach of the Lease, shall not be considered a waiver of the Landlord’s right to evict Tenant from the Premises, recover any amounts due under the Lease, or take any other legal action Landlord may be entitled to take, under the Lease or otherwise available at law or equity. Specifically, Landlord and Tenant agree that Landlord may accept a partial payment of rent (whether now or in the future) without waiving Landlord’s right to bring or maintain an action to recover possession of the Premises. Landlord’s acceptance of a partial payment of rent, however, shall not be considered a waiver of Landlord’s right to reject any future partial payment of rent. Landlord’s receipt of less than the full rent due shall not be construed to be other than a payment on account of rent then due, nor shall any statement on Tenant’s check or any letter accompanying Tenant’s check be deemed an accord and satisfaction. No act or omission by Landlord or its employees or agents during the Lease Term shall be deemed an acceptance of a surrender of the Leased Premises, and no agreement to accept such a surrender shall be valid unless in writing and signed by Landlord.

Section 13.06. Attorneys’ Fees. If either party defaults in the performance or observance of any of the terms, conditions, covenants or obligations contained in this Lease and the non-defaulting party obtains a judgment against the defaulting party, then the defaulting party agrees to reimburse the non-defaulting party for reasonable attorneys’ fees incurred in connection therewith. In addition, if a monetary Default shall occur and Landlord engages outside counsel to exercise its remedies hereunder, and then Tenant cures such monetary Default, Tenant shall pay to Landlord, on demand, all expenses incurred by Landlord as a result thereof, including reasonable attorneys’ fees, court costs and expenses actually incurred.

ARTICLE 14 - INTENTIONALLY OMITTED.

ARTICLE 15 - TENANT’S RESPONSIBILITY REGARDING

ENVIRONMENTAL LAWS AND HAZARDOUS SUBSTANCES

Section 15.01. Environmental Definitions.

(a) “Environmental Laws” shall mean all present or future federal, state and municipal laws, ordinance, rules and regulations applicable to the environmental and ecological condition of the Leased Premises, and the rules and regulations of the Federal Environmental Protection Agency and any other federal, state or municipal agency or governmental board or entity having jurisdiction over the Leased Premises.

(b) “Hazardous Substances” shall mean those substances included within the definitions of “hazardous substances,” “hazardous materials,” “toxic substances” “solid waste” or “infectious waste” under Environmental Laws and petroleum products.

Section 15.02. Restrictions on Tenant. Tenant shall not cause or permit the use, generation, release, manufacture, refining, production, processing, storage or disposal of any Hazardous Substances on, under or about the Leased Premises, or the transportation to or from the Leased Premises of any Hazardous Substances, except as necessary and appropriate for its Permitted Use in which case the use, storage or disposal of such Hazardous Substances shall be performed in compliance with the Environmental Laws and the highest standards prevailing in the industry. In the interest of clarity, the parties acknowledge and agree that Tenant’s responsibility hereunder shall not cover any Hazardous Materials on, under or about the Leased Premises on or before the Commencement Date (or such earlier date if caused by Tenants earlier entry) or caused to be made present after the commencement Date by Landlord, its employees, agents, contractors or invitees.

Section 15.03. Notices, Affidavits, Etc. Tenant shall immediately (a) notify Landlord of (i) any violation by Tenant, its employees, agents, representatives, customers, invitees or contractors of any Environmental Laws on, under or about the Leased Premises, or (ii) the presence or suspected presence of any Hazardous Substances on, under or about the Leased Premises, and (b) deliver to Landlord any notice received by Tenant relating to (a)(i) and (a)(ii) above from any source. Tenant shall execute affidavits, representations and the like within five (5) days of Landlord’s request therefor concerning Tenant’s best knowledge and belief regarding the presence of any Hazardous Substances on, under or about the Leased Premises.

Section 15. 04. Tenant’s Indemnification. Tenant shall indemnify Landlord and Landlord’s managing agent from any and all claims, losses, liabilities, costs, expenses and damages, including attorneys’ fees, costs of testing and remediation costs, incurred by Landlord as a result of any breach by Tenant of its obligations under this Article 15. The covenants and obligations under this Article 15 shall survive the expiration or earlier termination of this Lease for two (2) years.

ARTICLE 16 - MISCELLANEOUS

Section 16.01. Benefit of Landlord and Tenant. This Lease shall inure to the benefit of and be binding upon Landlord and Tenant and their respective successors and assigns.

Section 16.02. Governing Law. This Lease shall be governed in accordance with the laws of the State where the Building is located.

Section 16.03. Force Majeure. Landlord and Tenant (except with respect to the payment of any monetary obligation) shall be excused for the period of any delay in the performance of any obligation hereunder when such delay is occasioned by causes beyond its control, including but not limited to work stoppages, boycotts, slowdowns or strikes; shortages of materials, equipment, labor or energy; unusual weather conditions; or acts or omissions of governmental or political bodies.

Section 16. 04. Examination of Lease. Submission of this instrument by Landlord to Tenant for examination or signature does not constitute an offer by Landlord to lease the Leased Premises. This Lease shall become effective, if at all, only upon the execution by and delivery to both Landlord and Tenant.

Section 16.05. Indemnification for Leasing Commissions. The parties hereby represent and warrant that the only real estate broker(s) involved in the negotiation and execution of this Lease is the Broker and that no other party is entitled, as a result of the actions of the respective party, to a commission or other fee resulting from the execution of this Lease. Each party shall indemnify the other from any and all liability for the breach of this representation and warranty on its part and shall pay any compensation to any other broker or person who may be entitled thereto. Landlord shall pay any commission due Broker based on this Lease pursuant to a separate agreement between Landlord and Broker.

Section 16.06. Notices. Any notice required or permitted to be given under this Lease or by law shall be deemed to have been given if it is written and delivered in person or by overnight courier or mailed by certified mail, postage prepaid, to the party who is to receive such notice at the address specified in Section 1.01(1). If sent by overnight courier, the notice shall be deemed to have been given one (1) day after sending. If mailed, the notice shall be deemed to have been given on the date that is three (3) business days following mailing. Either party may change its address by giving written notice thereof to the other party. Upon mutual consent, Tenant and Landlord agree notices, approvals and other communications may be sent by authorized parties via email.

Section 16.07. Partial Invalidity; Complete Agreement. If any provision of this Lease shall be held to be invalid, void or unenforceable, the remaining provisions shall remain in full force and effect. This Lease represents the entire agreement between Landlord and Tenant covering everything agreed upon or understood in this transaction. There are no oral promises, conditions, representations, understandings, interpretations or terms of any kind as conditions or inducements to the execution hereof or in effect between the parties. No change or addition shall be made to this Lease except by a written agreement executed by Landlord and Tenant.

Section 16.08. Financial Statements. Intentionally Deleted.

Section 16.09. Representations and Warranties.

(a) Tenant hereby represents and warrants that (i) Tenant is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Tenant is authorized to do business in the State where the Building is located; and (iii) the individual(s) executing and delivering this Lease on behalf of Tenant has been properly authorized to do so, and such execution and delivery shall bind Tenant to its terms.

(b) Landlord hereby represents and warrants that (i) Landlord is duly organized, validly existing and in good standing (if applicable) in accordance with the laws of the State under which it was organized; (ii) Landlord is authorized to do business in the State where the Building is located; (iii) the individual(s) executing and delivering this Lease on behalf of Landlord has been properly authorized to do so, and such execution and delivery shall bind Landlord to its terms.

Section 16.10. Signage. Landlord, at its cost and expense, shall provide Tenant with Building standard signage on the main Building directory and at the entrance to the Leased Premises. Tenant may request to have its name excluded on the main Building directory and entrance to the Leased Premises and such request shall be granted by Landlord provided it does not prevent or delay the signage for the entire site. Any changes requested by Tenant to the initial directory or suite signage shall be made at Tenant’ sole cost and expense and shall be subject to Landlord’s approval. Landlord may install such other signs, advertisements, notices or tenant identification information on the Building directory, tenant access doors or other areas of the Building, as it shall deem necessary or proper. Tenant shall not place any exterior signs on the Leased Premises or interior signs visible from the exterior of the Leased Premises without the prior written consent of Landlord. Notwithstanding any other provision of this Lease to the contrary, Landlord may immediately remove any sign(s) placed by Tenant in violation of this Section .16.10.

Section 16.11. Parking. Tenant shall be entitled to the non-exclusive use of the parking spaces designated in the Development by Landlord. Tenant agrees not to overburden the parking facilities and agrees to cooperate with Landlord and other tenants in the use of the parking facilities. Landlord reserves the right in its absolute discretion to determine whether parking facilities are becoming crowded and, in such event, to allocate parking spaces between Tenant and other tenants. Landlord must keep the parking lot and driveways in good condition and repair all potholes within a reasonable amount of time. There will be no assigned parking unless Landlord, in its sole discretion, deems such assigned parking advisable. No vehicle may be repaired or serviced in the parking area and any vehicle brought into the parking area by Tenant, or any of Tenant’s employees, contractors or invitees, and deemed abandoned by Landlord will be towed and all costs thereof shall be borne by the Tenant. All driveways, ingress and egress, and all parking spaces are for the joint use of all tenants. In addition, Tenant agrees that its employees will not park in the spaces designated visitor parking.

Section 16.12. Consent. Where the consent of a party is required, such consent will not be unreasonably withheld, conditioned or delayed.

Section 16.13. Time. Time is of the essence of each term and provision of this Lease.

Section 16.14. Patriot Act. Each of Landlord and Tenant, each as to itself, hereby represents its compliance with all applicable anti-money laundering laws, including, without limitation, the USA Act, and the laws administered by the United States Treasury Department’s Office of Foreign Assets Control, including, without limitation, Executive Order 13224 (“Executive Order”) Each of Landlord and Tenant further represents (i) that it is not, and it is not owned or controlled directly or indirectly by any person or entity, on the SDN List published by the United States Treasury Department’s Office of Foreign Assets Control and (ii) that it is not a person otherwise identified by government or legal authority as a person with whom a U.S. Person is prohibited from transacting business. As of the date hereof, a list of such designations and the text of the Executive Order are published under the internet website address www.ustreas.gov/offices/enforcement/ofac.

Section 16.15. Quiet Enjoyment. Tenant shall at all times during the Lease Term peacefully and quietly have and enjoy possession of the Premises without any encumbrance or hindrance.

Section 16.16. Intentionally Omitted

Section 16.17. Intentionally Omitted

Section 16.18. Right of First offer: Subject to existing rights as of the Lease Commencement Date, Landlord shall provide Tenant a continuous and on-going Right of First Offer on any contiguous space that becomes available in Buildings A, B, C & D as well as on any new building to be constructed on the RMCIT property. This Right of First Offer is only in the case of a current tenant vacating leased space or proposal of a newly constructed building on the sight. Tenant may make an offer at any time on currently vacant space on the property. Landlord will notify Tenant as soon as reasonable possible when an upcoming vacancy is anticipated. Tenant will have ten (10) business days following notice to accept the Right of First Offer space.

Section 16.19. Advisory Board: Landlord intends to create an Advisory Board in conjunction with the Warehouse Business Accelerator which will advise Landlord on common issues of the property including exterior and interior common areas of the property (cafeteria, food service, workout and locker rooms etc). Tenant shall have a position on the Advisory Board for the duration of the Lease Term.

Section 16.20. Signage: Irrespective of any other Tenant Improvement, allowance or clause of this Agreement, Tenant shall be granted prominent building signage at a mutually agreeable location (subject to local ordinances). Tenant shall be responsible for the cost and installation of said signage.

[SIGNATURES CONTAINED ON THE FOLLOWING PAGE]

IN WITNESS WHEREOF, the parties hereto have executed this Lease as of the day and year first above written.

LANDLORD:

Signed, sealed and delivered In the presence of:	RMCIT LLC a Colorado limited liability company

Print:	By:	/s/ Daniel D Kamrath

	Its:	Manager, Daniel D Kamrath
Print:

STATE OF Colorado )

                                     )SS:

COUNTY OF Larimer)

Before me, a Notary Public in and for said County and State, personally appeared Daniel D Kamrath, by me known and by me known to be the Manager, of RMCIT LLC, a Colorado limited liability company, who acknowledged the execution of the foregoing “Office Lease” on behalf of said company. The above-named person (check one) ☒ is personally known to me or ☐ produced                                                               as identification.

WITNESS my hand and Notarial Seal this 11 day of November, 2020.

/s/ Patricia A Clark
Notary Public

Patricia A Clark
(Printed Signature)

My Commission Expires: 12/14/2023

My County of Residence:Larimer

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

TENANT:

Lightning Systems Inc., a Delaware Corporation

By:	/s/ Timothy Reeser
Name:	Timothy Reeser
Title:	CEO

STATE OF Colorado	)
	)	SS:
COUNTY OF Larimer	)

Before me, a Notary Public in and for said County and State, personally appeared Timothy Reeser, by me known and by me known to be the CEO, of Lightning Systems. The above-named person (check one) ☐ is personally known to me or ☐ produced Lightning Systems as identification.

WITNESS my hand and Notarial Seal this 11 day of Nov., 2020.

Melanie Fink Notary Public Melanie Fink (Printed Signature)

My Commission Expires: 12/11/2022

My County of Residence: Larimer

[SIGNATURES CONTINUED ON THE FOLLOWING PAGE]

EXHIBIT A

SITE PLAN OF LEASED PREMISES

[TO BE ADDED]

EXHIBIT B

TENANT IMPROVEMENTS

1. Landlord’s Obligations. Landlord delivers the Leased Premises to Tenant in its “AS IS WHERE IS” condition.

2. Initial Tenant Improvements.

(a) Promptly following the Effective Date, Tenant shall provide to Landlord, Tenant’s space plan for the Leased Premises (the “Space Plan”) for the Tenant Improvements. The Space Plan will include a final design plan, contractor selection, cost estimates and funding methodology. Preliminary design costs of the Space Plan are attached hereto as Exhibit B-2. Landlord shall provide any comments to such Space Plan within five (5) business days after receipt of the Space Plan. If Landlord requests any changes to the Space Plan, Tenant shall work in good faith to accommodate those changes which are reasonably requested and shall within ten (10) days of its receipt of such request submit the revised portion of the Space Plan to Landlord. Tenant and Landlord shall continue to review the Space Plan until approved by both parties. Tenant Improvement allowance up to $646,638.00 shall be paid from Landlord to Tenant within 10 days of completion of the agreed Tenant Improvements and submission of expenditures. Tile removal (including asbestos abatement) in the leased space must be completed to receive any of the Tenant Improvement funds.

(b) Tenant shall be responsible for the cost to construct and install the Tenant Improvements.

3. Intentionally left blank

4. Completion. Tenant may conduct Tenant Improvements in several Phases. The plan for each Phase will be submitted to Landlord and approved by Landlord prior to commencement. Tenant shall have each Phase of Tenant Improvements completed within 180 days of the commencement of construction of that Phase of Tenant Improvements, if possible (“Tenant Improvements Completion Date” ), unless there are delays of more than 30 days caused by contractors. Within thirty (60) days after completion of each Phase, Tenant shall deliver to Landlord final, “as-built” drawings of the completed Space Plan, together with full lien releases for any and all contractors and subcontractors employed to complete that Phase of Tenant Improvements.

All items of work shall be performed by Tenant and/or its contractors at Tenant’s expense in accordance with Tenant’s final plans and specifications, as reasonably approved by Landlord. Tenant shall be responsible for the purchase, performance and installation of all parts of Tenant Improvements. Tenant Improvements shall include all necessary architectural, engineering or design related fees, code related items, permits, special assessments or taxes relating to such work.

5. Tenant Contractor. Except as set forth in the Lease, NO WORK SHALL BE DONE ON THE PREMISES BY TENANT UNTIL LANDLORD HAS APPROVED TENANT’S PLANS AND CONTRACTOR IN WRITING. In instances where Tenant Improvements may coincide with construction by Landlord or other tenants, Tenant’s contractor shall work in conjunction with other contractors so that Tenant’s contractor does not interfere or delay the construction process of others in the Building. Tenant’s contractor must perform the work in such a manner as not to cause harm to others’ on-going construction, delay the progress of such work or create conflicts with labor organizations. Landlord reserves the right to cause the removal of the Tenant’s contractor if any such labor problems arise. Tenant’s contractor must keep the area, HVAC system and restrooms clean and free of dust and debris, with a minimum of noise and interruption to the Common Areas of the Development. Tenant’s contractor is responsible for keeping interior and exterior areas clean of construction debris at all times. If the Tenant contractor fails or refuses to keep these areas clean at all times, Landlord reserves the right to clean these areas at Tenant’s expense. Tenant’s contractor shall erect temporary partitions, dust barriers, etc. as required by Landlord to minimize impact of construction activities on the common areas of the Development.

6. Temporary Utilities. Landlord agrees to provide reasonable access to power and water at the start of construction.

7. Hazardous Materials. The Building has been subjected to an extensive asbestos remediation and abatement process. Landlord is unaware of any exposed asbestos in the Premises. However, it is possible that asbestos could potentially be encountered in previously inaccessible locations of the Building as a part of construction. Therefore the Tenant has agreed that during construction of Tenant Improvements, that any asbestos found will be removed at Tenant’s cost and with due prudence and in accordance with all applicable laws, and without any liability, financial or otherwise, to Landlord. If the asbestos remediation for the tile removal in the leased space is more than $$475,000.00 the Tenant shall bring it to the Landlord’s attention prior to commencing the work and the Landlord shall a) agree to provide additional funds to cover the overage or b) provide an alternative contractor to complete the remediation within the budget. Time is of the essence in the asbestos removal.

8. Special Requirements for Roof Penetrations/ Slab Grade Cutting and Patching. Any work, including cutting, venting, or duct installations, which involves cutting into, or penetrating in any manner, the existing roof structure and/or roofing material MUST BE PERFORMED BY LANDLORD’S ROOFING CONTRACTOR AT TENANT’S EXPENSE. Tenant shall not permit his contractor or any subcontractor to perform such work. Tenant shall be liable for all damage resulting from unauthorized roof penetrations and their consequent effect on the integrity of the roof and its guarantee by the Manufacturer or Contractor. Any work which involves penetration of the building slab, shall be repaired per the replacement details and methods set forth by Landlord.

9. Notice of Non-Responsibility. Landlord shall have the right to post and record a notice of non-responsibility for work being performed by Tenant within the Premises as permitted by law. Tenant shall give Landlord prompt written notice of the commencement of the Tenant Improvements.

10. Bonds or Other Security. Landlord shall have the right to require Tenant to furnish a payment bond or other security in form satisfactory to Landlord for the prompt and faithful payment of all costs and expenses incurred in the performance of construction of the Tenant Improvements. Tenant shall be responsible for promptly discharging any mechanics’ liens recorded against the Development.

11. Certificate of Occupancy. Upon completion of the Tenant Improvements, Tenant shall provide Landlord with a copy of the certificate of occupancy issued by the appropriate governmental agency for occupancy of the Premises.

EXHIBIT C

RULES AND REGULATIONS

1. The sidewalks, entrances, passages, courts, elevators, vestibules, stairways, corridors or halls shall not be obstructed or used for any purpose other than ingress and egress. Landlord shall control the Common Areas.

2. No sign, advertisement, notice or handbill shall be exhibited, distributed, painted or affixed by any tenant on, about or from any part of the Leased Premises, the Building, the Development or in the Common Areas including the parking area without the prior written consent of Landlord. In the event of the violation of the foregoing by any tenant, Landlord may remove or stop same without any liability, and may charge the expense incurred in such removal or stopping to tenant. The lobby directory will be provided exclusively for the display of the name and location of tenants only, and Landlord reserves the right to exclude any other names therefrom. Nothing may be placed on the exterior of corridor walls or corridor doors other than Landlord’s standard lettering.

3. The sashes, sash doors, windows, and doors that reflect or admit light and air into halls, passageways or other public places in the Building shall not be covered or obstructed by tenant.

4. The sinks and toilets and other plumbing fixtures shall not be used for any purpose other than those for which they were constructed, and no sweepings, rubbish, rags, or other substances shall be thrown therein. All damages resulting from any misuse of the fixtures shall be borne by the tenant who, or whose subtenants, assignees or any of their servants, employees, agents, visitors or licensees shall have caused the same.

5. Intentionally left blank.

6. With the exception of a Key FOB access system, no additional locks or bolts of any kind shall be placed upon any of the doors or windows by any tenant, nor shall any changes be made to existing locks or the mechanism thereof without written permission from Landlord. Each tenant must upon the termination of his tenancy, restore to the Landlord all keys of doors, offices, and toilet rooms, either furnished to, or otherwise procured by, such tenant and in the event of the loss of keys so furnished, such tenant shall pay to the Landlord the cost of replacing the same or of changing the lock or locks opened by such lost key if Landlord shall deem it necessary to make such changes.

7. No tenant shall overload the floors of the Leased Premises. All damage to the floor, structure or foundation of the Building due to improper positioning or storage items or materials shall be repaired by Landlord at the sole cost and expense of tenant, who shall reimburse Landlord immediately therefor upon demand. All removals or the carrying in or out of any safes, freight, furniture, or bulky matter of any description must take place during the hours that Landlord shall reasonably determine from time to time. (load limit varies by building) The moving of exceptionally heavy fixtures or bulky matter of any kind must be within floor loading limits (300 pounds per square foot live load) and be done under the full supervision and responsibility of the Tenant. The Tenant acknowledges their full understanding of the floor loading limits and accepts all responsibility for exceeding those limits. Landlord reserves the right to inspect all equipment, freight or other bulky articles to be brought into the Building and to exclude from the Building all equipment, freight or other bulky articles which violate any of these Rules and Regulations or the Lease of which these Rules and Regulations are a part.

8. Landlord shall have the right to prohibit any advertising by any tenant that, in Landlord’s opinion tends to impair the reputation of the Building or its desirability as an office location, and upon written notice from Landlord any tenant shall refrain from or discontinue such advertising.